Exhibit 10.4

*** indicates material has been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission. A complete copy of this agreement has been filed separately with the Securities and Exchange Commission.
SCHEDULE D-1

CHANGE ORDER FORM
(for use when the Parties mutually agree upon and execute the Change Order pursuant to Section 6.1B or 6.2C)

PROJECT NAME: Sabine Pass LNG Stage 3 Liquefaction Facility OWNER: Sabine Pass Liquefaction, LLC CONTRACTOR: Bechtel Oil, Gas and Chemicals, Inc. DATE OF AGREEMENT: May 4, 2015	CHANGE ORDER NUMBER: CO-00001 DATE OF CHANGE ORDER: June 25, 2015

The Agreement between the Parties listed above is changed as follows: (attach additional documentation if necessary)

1. The Currency Provisional Sum in Article 1.1 of Attachment EE, Schedule EE-1 of the Agreement prior to this Change Order was of *** U.S. Dollars (U.S.$***). The Provisional Sum is hereby decreased by $*** and the new value as amended by this Change Order shall be $***.

2. Pursuant to instructions in Article 1.1 of Attachment EE, Schedule EE-1 of the Agreement, Exhibit A to this Change Order illustrates the calculation of the final currency costs in the Agreement.

3. The Fuel Provisional Sum in Article 1.2 of Attachment EE, Schedule EE-1 of the Agreement prior to this Change Order was *** U.S. Dollars (U.S. $***). The Provisional Sum is hereby decreased by $*** and the new value as amended by this Change Order shall be $***

4. Pursuant to instructions in Article 1.2 of Attachment EE, Schedule EE-1 of the Agreement, Exhibit B to this Change Order illustrates the calculation of the final fuel costs in the Agreement.

5. Schedules C-1 and C-3 (Milestone Payment Schedule) of Attachment C of the Agreement will be amended by including the milestones listed in Exhibit C of this Change Order.

Adjustment to Contract Price

The original Contract Price was	$2,987,000,000
Net change by previously authorized Change Orders	$—
The Contract Price prior to this Change Order was	$2,987,000,000
The Contract Price will be decreased by this Change Order in the amount of	$(35,865,556)
The new Contract Price including this Change Order will be	$2,951,134,444

Adjustment to dates in Project Schedule
The following dates are modified (list all dates modified; insert N/A if no dates modified):

Adjustment to other Changed Criteria (insert N/A if no changes or impact; attach additional documentation if necessary) N/A

Adjustment to Payment Schedule: Yes. See Exhibit C.

Adjustment to Minimum Acceptance Criteria: N/A

Adjustment to Performance Guarantees: N/A

Adjustment to Design Basis: N/A

Other adjustments to liability or obligation of Contractor or Owner under the Agreement: N/A

Select either A or B:
[A] This Change Order shall constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall be deemed to compensate Contractor fully for such change. Initials: /s/ JJ Contractor /s/ EL Owner

~~[B] This Change Order shall not constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall not be deemed to compensate Contractor fully for such change. Initials: ____ Contractor ____ Owner~~

Upon execution of this Change Order by Owner and Contractor, the above-referenced change shall become a valid and binding part of the original Agreement without exception or qualification, unless noted in this Change Order. Except as modified by this and any previously issued Change Orders, all other terms and conditions of the Agreement shall remain in full force and effect. This Change Order is executed by each of the Parties’ duly authorized representatives.

/s/ Ed Lehotsky	/s/ JT Jackson
Owner	Contractor
Ed Lehotsky	JT Jackson
Name	Name
VP LNG Projects	Sr. Vice President
Title	Title
June 30, 2015	June 25, 2015
Date of Signing	Date of Signing